Exhibit 99.1

       PERRIGO COMPANY REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS

    ALLEGAN, Mich., Oct. 27 /PRNewswire-FirstCall/ -- The Perrigo Company (Nasdaq: PRGO; TASE) today announced results for the first quarter of fiscal year 2006 ended Sept. 24, 2005.

    The acquisition of Agis Industries was completed on March 17, 2005. Agis was first included in the consolidated balance sheet as of March 26, 2005 and operating results were first included in the consolidated results in the quarter ended June 25, 2005.

                                 Perrigo Company
                    (in thousands, except per share amounts)

                        Fiscal 2006         Fiscal 2005
                     1st Quarter Ended   1st Quarter Ended
                          9/24/05             9/25/04
                     -----------------   -----------------
    Sales            $         319,734   $         227,719
    Net Income       $          12,911   $          17,578
    Diluted EPS      $            0.14   $            0.24
    Diluted Shares              94,314              73,043

    Net sales for the first quarter of fiscal 2006 were $319.7 million, an increase of 40 percent from $227.7 million last year, reflecting the addition of Agis' product sales. Net income was $12.9 million, or $0.14 per share, compared with $17.6 million, or $0.24 per share, a year ago.

    Excluding the acquisition-related write-off of the step-up in the value of inventory acquired ($3.7 million after-tax, or $0.04 per share) and including a charge for product recalls ($3.3 million after-tax, or $0.03 per share), net income in the quarter was $16.6 million, or $0.18 per share. A reconciliation of non-GAAP measures is shown in Table II at the end of this press release.

    David T. Gibbons, Perrigo Chairman, President and Chief Executive Officer, stated, "As anticipated, we began to realize the impact of the market transition of certain pseudoephedrine-based cough/cold products moving to a merchandising position behind the pharmacy counter. We reacted early in the quarter to pull production volumes down to reduce our inventory exposure. The retailers' shift away from pseudoephedrine products on the shelf resulted in lower cough/cold product sales and put downward pressures on gross margin. As we work through the pseudoephedrine-related challenges this cough/cold and flu season, we remain confident in the basic strength of our Consumer Healthcare business and encouraged by the results in our new Rx Pharmaceuticals and API businesses, which turned in strong results in the quarter.

    Our balance sheet remains strong, with manageable debt and cash flow from operations of $18 million this quarter versus a use of cash of $23 million in the first quarter last year. We repurchased 496,000 shares for $7.0 million during the first quarter as part of a previously announced stock repurchase plan."

    Consumer Healthcare

    Consumer Healthcare segment sales in the quarter were $228.6 million compared with $227.7 million in the first quarter last year. These results included topical OTC product sales of $19 million related to the Agis acquisition and new product sales, primarily in the smoking cessation category, offset by a decline of $23 million of pseudoephedrine-based cough and cold products.

    Reported operating income was $13.1 million, compared with $27.9 million a year ago, reflecting the incremental sales of lower-margin topical OTC products acquired in the Agis acquisition and the sales decline of higher-margin pseudoephedrine-based products. A reconciliation of non-GAAP measures is shown in Table II at the end of this press release.

    Rx Pharmaceuticals

    Results for the current quarter largely reflect the operations of the Agis business. The Rx Pharmaceuticals segment reported sales of $29.1 million and operating income of $3.8 million, which included a charge of $2.8 million before-tax for the recall of mesalamine suspension product. Last year Rx Pharmaceuticals reported an operating loss of $1.3 million as the Company invested in the start-up of the generics business.

    API

    The API segment reported sales of $26.8 million and operating income of $6.6 million. Excluding the write-off of the step-up in the value of inventory acquired of $1.7 million, the API segment had operating income of $8.3 million. A reconciliation of non-GAAP measures is shown in Table II at the end of this press release.

    Other

    The Other category, which consists of Israel Consumer Products and Israel Pharmaceutical and Diagnostic Products segments, reported sales of $35.2 million and an operating loss of $0.7 million. Excluding the write-off of the step-up in the value of inventory acquired of $2.7 million, the Other category had an operating profit of $2.0 million. A reconciliation of non-GAAP measure is shown in Table II at the end of this press release.

    Unallocated expense was $2.2 million including on-going corporate costs of $1.6 million and one-time integration costs of $0.6 million.

    Perrigo will host a conference call to discuss fiscal 2006 first quarter results at 10 a.m. (ET) Thursday, Oct. 27. The call and replay will be available via webcast on the Company's Web site at http://www.perrigo.com/investor/ , or by phone, at 1-866-425-6195, International, 973-935-2981. A taped replay of the call will be available beginning at approximately 2:30 p.m. (ET) Thursday, Oct. 27 until midnight Wednesday, Nov. 2. To listen to the replay, call 1-877-519-4471, International 973-341-3080, access code 6603770.

    The Perrigo Company is a leading global healthcare supplier and the world's largest manufacturer of over-the-counter (OTC) pharmaceutical and nutritional products for the store brand market. Store brand products are sold by food, drug, mass merchandise, dollar store and club store retailers under their own labels. The Company also develops, manufactures and markets prescription generic drugs, active pharmaceutical ingredients and consumer products, and operates manufacturing facilities in the United States, Israel, United Kingdom, Mexico and Germany. Visit Perrigo on the Internet (http://www.perrigo.com ).

    Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 33 - 41 of the Company's Form 10-K for the year ended June 25, 2005 for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 PERRIGO COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                 First Quarter
                                          ---------------------------
                                              2006           2005
                                          ------------   ------------
    Net sales                             $    319,734   $    227,719
    Cost of sales                              232,818        163,006
    Gross profit                                86,916         64,713

    Operating expenses
     Distribution                                7,150          4,193
     Research and development                   12,649          6,354
     Selling and administration                 46,388         27,540
      Total                                     66,187         38,087

    Operating income                            20,729         26,626
    Interest and other, net                      2,780           (840)

    Income before income taxes                  17,949         27,466
    Income tax expense                           5,038          9,888

    Net income                            $     12,911   $     17,578

    Earnings per share
     Basic                                $       0.14   $       0.25
     Diluted                              $       0.14   $       0.24

    Weighted average shares outstanding
     Basic                                      93,188         70,948
     Diluted                                    94,314         73,043

                                 PERRIGO COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                            September 24,      June 25,     September 25,
                                                 2005            2005            2004
                                            -------------   -------------   -------------
                                             (unaudited)                     (unaudited)
    Assets
    Current assets
       Cash and cash equivalents            $      25,118   $      16,707   $       9,734
       Investment securities                       15,823          17,761         132,080
       Accounts receivable                        212,433         210,308         112,624
       Inventories                                269,695         272,980         181,837
       Current deferred income taxes               49,870          55,987          29,306
       Prepaid expenses and other current
        assets                                     39,270          35,064          11,017
              Total current assets                612,209         608,807         476,598

    Property and equipment                        594,464         586,306         463,241
       Less accumulated depreciation              275,758         262,505         240,144
                                                  318,706         323,801         223,097

    Restricted cash                               400,000         400,000               -
    Goodwill                                      144,362         150,293          35,919
    Other intangible assets                       144,315         147,967           8,039
    Non-current deferred income taxes              26,828          26,964           8,761
    Other non-current assets                       44,617          47,144           9,716
                                            $   1,691,037   $   1,704,976   $     762,130

    Liabilities and Shareholders' Equity
    Current liabilities
       Accounts payable                     $     142,361   $     142,789   $      83,516
       Notes payable                               19,303          25,345           9,465
       Payroll and related taxes                   37,788          42,326          20,857
       Accrued customer programs                   40,129          41,666          16,210
       Accrued liabilities                         56,821          57,532          28,541
       Accrued income taxes                        25,903          21,225           7,417
       Current deferred income taxes               10,980           9,659           4,044
              Total current liabilities           333,285         340,542         170,050

    Non-current liabilities
       Long-term debt                             670,814         656,128               -
       Non-current deferred income taxes           56,586          74,379          29,259
       Other non-current liabilities               37,715          43,090           6,898
              Total non-current
               liabilities                        765,115         773,597          36,157

    Shareholders' equity
       Preferred stock, without par
        value, 10,000 shares authorized                 -               -               -
       Common stock, without par value,
        200,000 shares authorized                 523,093         527,748         108,321
       Accumulated other comprehensive
        income (loss)                              (4,402)         (1,687)          2,817
       Retained earnings                           73,946          64,776         444,785
              Total shareholders'
               equity                             592,637         590,837         555,923
                                            $   1,691,037   $   1,704,976   $     762,130

    Supplemental Disclosures of
     Balance Sheet Information
       Allowance for doubtful accounts      $      10,207   $      10,370   $       7,971
       Allowance for inventory              $      37,164   $      34,028   $      21,124
       Working capital                      $     278,924   $     268,265   $     306,548
       Preferred stock, shares issued                   -               -               -
       Common stock, shares issued                 93,561          93,903          71,208

                                 PERRIGO COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                             First Quarter
                                                        -----------------------
                                                           2006         2005
                                                        ----------   ----------
    Cash Flows From (For) Operating Activities
     Net income                                         $   12,911   $   17,578
     Adjustments to derive cash flows
      Depreciation and amortization                         14,296        7,092
      Share-based compensation                               2,403        1,578
      Deferred income taxes                                 (1,072)        (410)

    Changes in operating assets and liabilities
      Accounts receivable                                   (1,559)     (25,543)
      Inventories                                            3,776       (6,676)
      Accounts payable                                        (723)      (5,463)
      Payroll and related taxes                             (4,631)     (20,535)
      Accrued customer programs                             (1,537)       2,999
      Accrued liabilities                                   (2,938)      (1,937)
      Accrued income taxes                                   2,757        7,422
      Other                                                 (5,961)         918
       Net cash from (for) operating activities             17,722      (22,977)

    Cash Flows (For) From Investing Activities
     Purchase of securities                                (19,438)     (29,900)
     Proceeds from sales of securities                      21,372       60,950
     Additions to property and equipment                    (8,228)      (2,394)
     Acquisition of assets                                       -       (5,000)
      Net cash (for) from investing activities              (6,294)      23,656

    Cash (For) From Financing Activities
     Repayments of short-term debt, net                     (6,104)         (92)
     Borrowings of long-term debt                           15,000            -
     Tax (expense) benefit of stock transactions              (500)         118
     Issuance of common stock                                2,000        3,101
     Repurchase of common stock                             (8,558)        (122)
     Cash dividends                                         (3,741)      (2,487)
      Net cash (for) from financing activities              (1,903)         518

      Net increase in cash and cash equivalents              9,525        1,197
      Cash and cash equivalents, at beginning of
       period                                               16,707        8,392
      Effect of exchange rate changes on cash               (1,114)         145
      Cash and cash equivalents, at end of period       $   25,118   $    9,734

    Supplemental Disclosures of Cash Flow Information
     Cash paid/received during the period for:
      Interest paid                                     $    9,210   $      141
      Interest received                                 $    5,641   $      562
      Income taxes paid                                 $    2,928   $      815
      Income taxes refunded                             $    4,866   $    4,062

                                     Table I
                                 PERRIGO COMPANY
                               SEGMENT INFORMATION
                                 (in thousands)
                                   (unaudited)

                                                    First Quarter
                                               -----------------------
                                                  2006         2005
                                               ----------   ----------
    Segment Sales
    Consumer Healthcare                        $  228,633   $  227,719
    Rx Pharmaceuticals                             29,094            -
    API                                            26,791            -
    Other                                          35,216            -
               Total                           $  319,734   $  227,719

    Segment Operating Income (Loss)
    Consumer Healthcare                        $   13,122   $   27,925
    Rx Pharmaceuticals                              3,836       (1,299)
    API                                             6,586            -
    Other                                            (659)           -
    Unallocated expenses                           (2,156)           -
               Total                           $   20,729   $   26,626

                                    Table II
                                 PERRIGO COMPANY
                       RECONCILIATION OF NON-GAAP MEASURES
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                    First Quarter
                                               -----------------------
                                                  2006         2005
                                               ----------   ----------
    Net Sales                                  $  319,734   $  227,719

    Reported gross profit                      $   86,916   $   64,713
    Inventory step-up                               4,762            -
    Adjusted gross profit                      $   91,678   $   64,713
    Adjusted gross profit %                          28.7%        28.4%

    Reported operating income                  $   20,729   $   26,626
    Inventory step-up                               4,762            -
    Adjusted operating income                  $   25,491   $   26,626


    Reported net income                        $   12,911   $   17,578
    Inventory step-up (1)                           3,714            -
    Adjusted net income                        $   16,625   $   17,578

    Diluted earnings per share
    Reported                                   $     0.14   $     0.24
    Adjusted                                   $     0.18   $     0.24

    Diluted weighted average shares
     outstanding                                   94,314       73,043

    (1) Net of taxes at 22%

                               REPORTABLE SEGMENTS
                       RECONCILIATION OF NON-GAAP MEASURES
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                    First Quarter
                                               -----------------------
                                                  2006         2005
                                               ----------   ----------
    Consumer Healthcare
    Net Sales                                  $  228,633   $  227,719

    Reported gross profit                      $   52,791   $   64,713
    Inventory step-up                                 318            -
    Adjusted gross profit                      $   53,109   $   64,713
    Adjusted gross profit %                          23.2%        28.4%

    Reported operating income                  $   13,122   $   27,925
    Inventory step-up                                 318            -
    Adjusted operating income                  $   13,440   $   27,925

    API
    Net Sales                                  $   26,791   $        -

    Reported gross profit                      $   12,004   $        -
    Inventory step-up                               1,747            -
    Adjusted gross profit                      $   13,751   $        -
    Adjusted gross profit %                          51.3%           -

    Reported operating income                  $    6,586   $        -
    Inventory step-up                               1,747            -
    Adjusted operating income                  $    8,333   $        -

    Other
    Net Sales                                  $   35,216   $        -

    Reported gross profit                      $   10,496   $        -
    Inventory step-up                               2,697            -
    Adjusted gross profit                      $   13,193   $        -
    Adjusted gross profit %                          37.5%           -

    Reported operating loss                    $     (659)  $        -
    Inventory step-up                               2,697            -
    Adjusted operating income                  $    2,038   $        -

SOURCE  Perrigo Company

    -0-                             10/27/2005
    /CONTACT: Ernest J. Schenk, Manager, Investor Relations and Communication of Perrigo Company, +1-269-673-9212, or E-mail: eschenk@perrigo.com /
    /First Call Analyst: /
    /FCMN Contact: phooker@perrigo.com /
    /Web site:  http://www.perrigo.com
                http://www.perrigo.com/investor/
    (PRGO)